Evergreen VA Global Leaders Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
11	STATEMENT OF ASSETS AND LIABILITIES
12	STATEMENT OF OPERATIONS
13	STATEMENTS OF CHANGES IN NET ASSETS
14	NOTES TO FINANCIAL STATEMENTS
20	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA Global Leaders Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Patricia A. Bannan, CFA Large Cap Core Growth Team Lead Manager	Gilman C. Gunn International Equity Team Lead Manager

PERFORMANCE AND RETURNS1

Portfolio inception date: 3/6/1997

	Class 1	Class 2
Class inception date	3/6/1997	7/31/2002

6-month return	5.82%	5.71%

Average annual return

1 year	-10.57%	-10.80%

5 year	-2.76%	-2.81%

Since portfolio inception	1.17%	1.13%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA Global Leaders Fund Class 1 shares,1 versus a similar investment in the Morgan Stanley Capital International World Free Index (MSCI World Free) and the Consumer Price Index (CPI).

The MSCI World Free is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

This space left intentionally blank

1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31,
CLASS 1[1]	(unaudited)	2002	2001	2000	1999	1998[2]

Net asset value, beginning of period	$ 9.82	$ 12.41	$ 14.40	$ 15.85	$ 12.76	$ 10.79

Income from investment operations
Net investment income	0.06	0.06	0.06	0.07	0.06	0.10
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions
	0.51	(2.58)	(1.99)	(1.45)	3.09	1.94
Total from investment operations	0.57	(2.52)	(1.93)	(1.38)	3.15	2.04

Distributions to shareholders from
Net investment income	0 [3]	(0.07)	(0.06)	(0.07)	(0.06)	(0.07)

Net asset value, end of period	$ 10.39	$ 9.82	$ 12.41	$ 14.40	$ 15.85	$ 12.76

Total return[4]	5.82%	(20.26%)	(13.42%)	(8.70%)	24.72%	18.92%

Ratios and supplemental data
Net assets, end of period (thousands)	$ 33,123	$ 32,581	$ 44,224	$ 43,382	$ 21,022	$ 9,583
Ratios to average net assets
Expenses[5]	1.00%[6]	1.00%	1.00%	1.01%	1.01%	1.04%
Net investment income	1.26%[6]	0.53%	0.45%	0.57%	0.58%	0.89%
Portfolio turnover rate	95%	112%	76%	21%	17%	12%

1 Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
2 Net investment income per share is based on average shares outstanding during the period.
3 Amount represents less than $0.005 per share.
4 Total return does not reflect charges attributable to your insurance company's separate account.
5 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
6 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended	Year Ended
	June 30, 2003	December 31,
CLASS 2	(unaudited)[1]	2002[1,2]

Net asset value, beginning of period	$ 9.81	$ 10.68

Income from investment operations
Net investment income (loss)	0.06	0
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	0.50	(0.80)
Total from investment operations	0.56	(0.80)

Distributions to shareholders from
Net investment income	0	(0.07)

Net asset value, end of period	$ 10.37	$ 9.81

Total return[3]	5.71%	(7.48%)

Ratios and supplemental data
Net assets, end of period (thousands)	$ 1,316	$ 392
Ratios to average net assets
Expenses[4]	1.26%[5]	1.28%[5]
Net investment income (loss)	1.17%[5]	(0.08%)[5]
Portfolio turnover rate	95%	112%

1 Net investment income per share is based on average shares outstanding during the period.
2 For the period from July 31, 2002 (commencement of class operations), to December 31, 2002.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS 97.7%
CONSUMER DISCRETIONARY 13.2%
Automobiles 0.5%
Volvo AB, Class B	Sweden	7,700	$ 169,504
Hotels, Restaurants & Leisure 0.9%
Starbucks Corp. *	United States	12,898	316,259
Household Durables 0.7%
Matsushita Electric Industrial Co., Ltd.	Japan	24,000	238,088
Internet & Catalog Retail 1.6%
InterActiveCorp * (p)	United States	13,640	539,735
Media 5.2%
British Sky Broadcast *	United Kingdom	30,257	335,829
New York Times Co., Class A	United States	4,507	205,069
Publicis Groupe SA	France	10,317	277,335
Reed International Plc	United Kingdom	57,774	481,532
Viacom, Inc., Class B *	United States	5,681	248,032
Walt Disney Co.	United States	13,154	259,791
1,807,588
Multi-line Retail 0.9%
Kohl's Corp. *	United States	6,119	314,394
Specialty Retail 2.6%
Abercrombie & Fitch Co., Class A *	United States	7,109	201,967
Kingfisher Plc	United Kingdom	31,669	145,128
Lowe's Companies, Inc.	United States	5,085	218,401
Staples, Inc. *	United States	17,526	321,602
887,098
Textiles, Apparel & Luxury Goods 0.8%
Nike, Inc., Class B	United States	5,390	288,311
CONSUMER STAPLES 6.6%
Beverages 1.8%
Coca-Cola Co.	United States	5,709	264,955
Diageo Plc	United Kingdom	34,587	369,883
634,838
Food & Staples Retailing 1.7%
Wal-Mart Stores, Inc.	United States	11,087	595,039
Household Products 2.6%
Procter & Gamble Co.	United States	4,556	406,304
Reckitt Benckiser Plc	United Kingdom	25,814	474,468
880,772
Personal Products 0.5%
Boots Group Plc	United Kingdom	16,751	179,555
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
ENERGY 10.1%
Energy Equipment & Services 1.7%
IHC Caland NV	Netherlands	3,799	$ 194,281
Weatherford International, Ltd. *	United States	9,692	406,095
600,376
Oil & Gas 8.4%
Apache Corp.	United States	9,194	598,162
BP Plc, ADR	United Kingdom	5,300	222,706
Devon Energy Corp.	United States	11,500	614,100
Encana Corp.	Canada	8,323	317,388
Petro-Canada	Canada	13,235	526,764
Reliance Industries, Ltd., GDR 144A	India	11,601	168,795
Royal Dutch Petroleum Co.	Netherlands	4,810	224,242
TotalFinaElf SA, ADR	France	2,694	204,205
2,876,362
FINANCIALS 18.7%
Capital Markets 3.2%
BNP Paribas SA	France	8,053	409,886
Charles Schwab Corp.	United States	33,152	334,504
J.P. Morgan Chase & Co.	United States	10,300	352,054
1,096,444
Commercial Banks 6.7%
Bank of America Corp.	United States	7,244	572,493
HSBC Holdings Plc	United Kingdom	53,600	637,510
National Australia Bank, Ltd.	Australia	7,917	178,082
Royal Bank of Scotland Group Plc	United Kingdom	20,147	566,117
UBS AG	Switzerland	6,019	335,552
2,289,754
Diversified Financial Services 4.8%
Citigroup, Inc.	United States	18,643	797,920
HBOS Plc	United Kingdom	30,386	394,016
Lloyds TSB Group Plc	United Kingdom	18,200	129,431
Westpac Banking Corp., Ltd.	Australia	31,866	347,692
1,669,059
Insurance 2.4%
American International Group, Inc.	United States	8,206	452,807
Travelers Property Casualty Corp., Class B	United States	23,520	370,910
823,717
Thrifts & Mortgage Finance 1.6%
Countrywide Financial Corp.	United States	2,031	141,296
Fannie Mae	United States	6,147	414,554
555,850
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
HEALTH CARE 12.5%
Biotechnology 1.4%
Amgen, Inc. *	United States	7,109	$ 472,322
Health Care Equipment & Supplies 3.0%
Boston Scientific Corp. *	United States	3,922	239,634
Medtronic, Inc.	United States	8,864	425,206
Smith & Nephew Plc	United Kingdom	62,600	360,340
1,025,180
Health Care Providers & Services 0.6%
AmerisourceBergen Corp.	United States	3,191	221,296
Pharmaceuticals 7.5%
GlaxoSmithKline Plc, ADR	United Kingdom	8,708	176,032
Johnson & Johnson Co.	United States	7,492	387,336
Merck & Co., Inc.	United States	3,458	209,382
Novartis AG	Switzerland	9,453	374,875
Pfizer, Inc.	United States	20,341	694,645
Sanofi-Synthelabo SA	France	7,211	423,017
Wyeth	United States	6,813	310,332
2,575,619
INDUSTRIALS 9.5%
Aerospace & Defense 0.6%
United Technologies Corp.	United States	2,992	211,923
Building Products 0.8%
American Standard Companies, Inc. *	United States	3,678	271,915
Commercial Services & Supplies 2.2%
Career Education Corp. *	United States	4,473	306,043
Cendant Corp. *	United States	13,145	240,816
ChoicePoint, Inc. * (p)	United States	5,656	195,245
742,104
Industrial Conglomerates 3.3%
3M Co.	United States	3,320	428,214
General Electric Co.	United States	24,590	705,241
1,133,455
Machinery 0.9%
Danaher Corp. (p)	United States	4,638	315,616
Trading Companies & Distributors 1.7%
Veba AG	Germany	6,243	321,494
W.W. Grainger, Inc.	United States	5,763	269,478
590,972
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY 15.9%
Communications Equipment 2.3%
Cisco Systems, Inc. *	United States	26,593	$ 443,837
Nokia Corp., ADR	Finland	5,900	96,937
Nokia Oyj	Finland	15,085	248,821
789,595
Computers & Peripherals 1.0%
International Business Machines Corp.	United States	4,061	335,033
Electronic Equipment & Instruments 1.9%
Flextronics International, Ltd. *	United States	21,324	221,556
Sharp Corp.	Japan	33,000	424,288
645,844
IT Services 2.0%
Affiliated Computer Services, Inc., Class A * (p)	United States	4,446	203,316
First Data Corp.	United States	11,883	492,431
695,747
Office Electronics 1.5%
Canon, Inc.	Japan	11,000	505,695
Semiconductors & Semiconductor Equipment 2.9%
Advantest Corp.	Japan	6,600	292,954
Intel Corp.	United States	15,407	320,219
Intersil Holding Corp., Class A * (p)	United States	6,961	185,232
Texas Instruments, Inc.	United States	11,835	208,296
1,006,701
Software 4.3%
Intuit, Inc. *	United States	6,427	286,194
Microsoft Corp.	United States	26,840	687,372
Oracle Corp. *	United States	33,399	401,456
Veritas Software Corp. *	United States	3,677	105,420
1,480,442
MATERIALS 3.9%
Chemicals 0.9%
PPG Industries, Inc.	United States	6,339	321,641
Metals & Mining 3.0%
Alcoa, Inc.	United States	10,319	263,134
BHP Billiton, Ltd.	United Kingdom	61,970	326,753
JFE Holdings, Inc.	Japan	17,400	261,316
JSC MMC Norilsk Nickel, ADR *	Russia	5,300	184,440
1,035,643
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Country	Shares	Value

COMMON STOCKS continued
TELECOMMUNICATION SERVICES 7.3%
Diversified Telecommunication Services 5.5%
Deutsche Telekom	Germany	26,265	$ 401,508
Nippon Telegraph & Telephone Corp.	Japan	68	267,223
Telecom Italia SpA	Italy	72,796	399,409
Telefonos de Mexico SA de CV, ADR (p)	Mexico	4,587	144,124
Verizon Communications, Inc.	United States	17,069	673,372
1,885,636
Wireless Telecommunications Services 1.8%
NTT Mobile Communication Network, Inc.	Japan	186	403,488
Vodafone Airtouch Plc	United Kingdom	117,014	229,194
632,682
Total Common Stocks			33,657,804
SHORT-TERM INVESTMENTS 6.2%
MUTUAL FUND SHARES 6.2%
Evergreen Institutional U.S. Government Money Market Fund (o)	United States	485,250	485,250
Navigator Prime Portfolio (pp)	United States	1,628,439	1,628,439
Total Short-Term Investments			2,113,689
Total Investments (cost $33,541,546) 103.9%			35,771,493
Other Assets and Liabilities (3.9%)			(1,332,144)
Net Assets 100.0%			$ 34,439,349

*	Non-income producing security
(p)	All or a portion of this security is on loan.
(pp)	Represents investment of cash collateral received from securities on loan.
(o)	Evergreen Investment Management Company, LLC is the investment advisor to both the Fund and the money market fund.
144A	Security that may be sold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended.
This security has been determined to be liquid under guidelines established by the Board of Trustees.

Summary of Abbreviations
ADR	American Depository Receipt
GDR	Global Depository Receipt

At June 30, 2003, the Fund held investments in the following countries:
		Percentage
		of Total
	Market Value	Investments

United States	$ 22,401,598	62.6%
United Kingdom	5,028,493	14.0%
Japan	2,393,051	6.7%
France	1,314,443	3.7%
Canada	844,152	2.3%
Germany	723,002	2.0%
Switzerland	710,427	2.0%
Australia	525,774	1.5%
Netherlands	$ 418,523	1.2%
Italy	399,409	1.1%
Finland	345,758	1.0%
Russia	184,440	0.5%
Sweden	169,504	0.5%
India	168,795	0.5%
Mexico	144,124	0.4%
	$ 35,771,493	100.0%
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 33,541,546
Net unrealized gains on securities	2,229,947

Market value of securities	35,771,493
Foreign currency, at value (cost $99,462)	97,862
Receivable for securities sold	347,126
Receivable for securities lending income	88
Dividends receivable	71,848

Total assets	36,288,417

Liabilities
Payable for securities purchased	205,640
Payable for securities on loan	1,628,439
Advisory fee payable	669
Due to other related parties	95
Accrued expenses and other liabilities	14,225

Total liabilities	1,849,068

Net assets	$ 34,439,349

Net assets represented by
Paid-in capital	$ 46,503,022
Undistributed net investment income	199,991
Accumulated net realized losses on securities, futures contracts and foreign currency related transactions	(14,494,269)
Net unrealized gains on securities and foreign currency related transactions	2,230,605

Total net assets	$ 34,439,349

Net assets consists of
Class 1	$ 33,123,135
Class 2	1,316,214

Total net assets	$ 34,439,349

Shares outstanding
Class 1	3,187,012
Class 2	126,873

Net asset value per share
Class 1	$ 10.39
Class 2	$ 10.37

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign withholding taxes of $28,349)	$ 359,998

Expenses
Advisory fee	138,105
Distribution Plan expenses	951
Administrative services fee	15,874
Transfer agent fees	337
Trustees' fees and expenses	225
Printing and postage expenses	12,328
Custodian fees	10,661
Professional fees	8,337
Other	275

Total expenses	187,093
Less: Expense reductions	(49)
Fee waivers	(27,352)

Net expenses	159,692

Net investment income	200,306

Net realized and unrealized gains or losses on securities and foreign currency related transactions
Net realized losses on:
Securities	(1,711,073)
Foreign currency related transactions	(15,474)

Net realized losses on securities and foreign currency related transactions	(1,726,547)
Net change in unrealized gains or losses on securities and foreign currency related transactions	3,343,595

Net realized and unrealized gains or losses on securities and foreign currency related transactions	1,617,048

Net increase in net assets resulting from operations	$ 1,817,354

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended June 30, 2003 (unaudited)		Year Ended December 31, 2002

Operations
Net investment income		$ 200,306		$ 211,725
Net realized losses on securities, futures contracts and foreign currency related transactions		(1,726,547)		(8,526,578)
Net change in unrealized gains or losses on securities and foreign currency related transactions
		3,343,595		(943,642)

Net increase (decrease) in net assets resulting from operations		1,817,354		(9,258,495)

Distributions to shareholders from
Net investment income
Class 1*		(5,806)		(246,189)
Class 2		0		(2,504)

Total distributions to shareholders		(5,806)		(248,693)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1*	1,059,967	10,358,031	1,810,091	20,257,728
Class 2	88,612	867,414	44,109	441,117

		11,225,445		20,698,845

Net asset value of shares issued in reinvestment of distributions
Class 1*	616	5,806	25,328	246,189
Class 2	0	0	258	2,504

		5,806		248,693

Payment for shares redeemed
Class 1*	(1,192,457)	(11,559,591)	(2,080,792)	(22,647,731)
Class 2	(1,728)	(16,618)	(4,378)	(43,364)

		(11,576,209)		(22,691,095)

Net decrease in net assets resulting from capital share transactions		(344,958)		(1,743,557)

Total increase (decrease) in net assets		1,466,590		(11,250,745)

Net assets
Beginning of period		32,972,759		44,223,504

End of period		$ 34,439,349		$ 32,972,759

Undistributed net investment income		$ 199,991		$ 5,491

* Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA Global Leaders Fund (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on December 23, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Foreign currency translation

All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Fund does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

c. Futures contracts

In order to gain exposure to or protect against changes in security values, the Fund may buy and sell futures contracts. The primary risks associated with the use of futures contracts are the imperfect correlation between changes in market values of securities held by the Fund and the prices of futures contracts, and the possibility of an illiquid market.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

Futures contracts are valued based upon their quoted daily settlement prices. The aggregate principal amounts of the contracts are not recorded in the financial statements. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized gains or losses until the contracts are closed, at which point they are recorded as net realized gains or losses on futures contracts.

d. Forward foreign currency contracts

A forward foreign currency contract is an agreement between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Fund enters into forward foreign currency contracts to facilitate transactions in foreign-denominated securities and to attempt to minimize the risk to the Fund from adverse changes in the relationship between currencies. Forward foreign currency contracts are recorded at the forward rate and marked-to-market daily. When the contracts are closed, realized gains and losses arising from such transactions are recorded as realized gains or losses on foreign currency related transactions. The Fund could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

e. Securities lending

The Fund may lend its securities to certain qualified brokers in order to earn additional income. The Fund receives compensation in the form of fees or interest earned on the investment of any cash collateral received. The Fund also continues to receive interest and dividends on the securities loaned. The Fund receives collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Fund could experience delays and costs in recovering the loaned securities or in gaining access to the collateral. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.

f. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

g. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

h. Distributions

Distributions to shareholders from net investment income and net realized gains, if any, are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

i. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee of 0.87% of the Fund's average daily net assets.

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made. Total amounts subject to recoupment as of June 30, 2003 were $27,352.

During the six months ended June 30, 2003, EIMC waived its fees in the amount of $27,352 which represents 0.17% of the Fund's average daily net assets (on an annualized basis).

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $15,046 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% for Class 2 shares.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities), were $29,306,424 and $29,059,641, respectively, for the six months ended June 30, 2003.

During the six months ended June 30, 2003, the Fund loaned securities to certain brokers. At June 30, 2003, the value of securities on loan and the value of collateral (including accrued interest) amounted to $1,605,530 and $1,628,439, respectively. During the six months ended June 30, 2003, the Fund earned $1,236 in income from securities lending.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $33,541,546. The gross unrealized appreciation and depreciation on securities based on tax cost was $2,712,004 and $482,057, respectively, with a net unrealized appreciation of $2,229,947.

As of December 31, 2002, the Fund had $10,788,033 in capital loss carryovers for federal income tax purposes expiring as follows:

Expiration

2006	2007	2008	2009	2010

$47,378	$35,455	$1,132,979	$982,338	$8,589,883

For income tax purposes, capital losses incurred after October 31 within the Fund's fiscal year are deemed to arise on the first business day of the following fiscal year. As of December 31, 2002, the Fund incurred and elected to defer post-October losses of $1,075,330.

6. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the Fund to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements of $49.

8. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

9. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata. During the six months ended June 30, 2003, the Fund had no borrowings under this agreement.

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TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

Visit us online at EvergreenInvestments.com

FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

566891    8/2003

Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034